UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No.4)

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 8, 2005

                                 B&D Food, Corp.
                                 ---------------
             (Exact name of Registrant as specified in its Charter)

           Delaware                    000-21247          51-0373976
           --------                    ---------          ----------
(State or Other Jurisdiction         (Commission      (I.R.S. Employer
of Incorporation or Organization)    File Number)       Identification No.)

575 Madison Avenue, Suite 1006, New York, New York          10027-2511
--------------------------------------------------          ----------
(Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (212) 937-8456
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This 8-K/A is being filed to restate certain financial information contained in Amendment No. 3 to the Current Report on Form 8-K dated October 3, 2005. In the interest of clarity this amended report amends and restates in its entirety that previously filed report Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported on Form 8-K dated July 11, 2005, B&D Food Corp., formerly known as REII Incorporated the (the "Company"), entered into a Share Purchase Agreement (the "Agreement") with BDFC Brasil Alimentos LDTA. (formerly known as Eastco Do Brasil Comercio De Elimentos LTDA), a company formed pursuant to the laws of Brazil ("BDFC" or "Eastco"), and the stockholders of BDFC (the "BDFC Stockholders"), dated as of July 8, 2005.

Pursuant to the Agreement, the Company acquired 99.85% of the outstanding equity stock of BDFC from the BDFC Stockholders. As consideration for the acquisition of BDFC, the Company issued 95,344,688 shares of the Company's common stock to the BDFC Stockholders.

Item 9.01 Financial Statements and Exhibits.

      (a)   Financial statements of Eastco Do Brasil Comercio De Elimentos LTDA

            (i) The balance sheets of Eastco Do Brasil Comercio De Elimentos LTDA as of December 31, 2004 and 2003, and the related statements of changes in stockholders' deficit, operations and comprehensive income, and cash flows for each of the years in the two year period ended December 31, 2004, and the Report of Independent Registered Public Accounting Firm related thereto.

            (ii) The unaudited balance sheets of BDFC Brasil Alimentos LDTA as of June 30, 2005, and the related statements of changes in stockholders' deficit operations and comprehensive income, and cash flows for the six month period ended each of the years in the two year period ended December 31, 2004, and the Report of Independent Registered Public Accounting Firm related thereto.

      (b)   Pro forma financial information.

            (i) The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005 for B&D Food Corp.

            (ii) The Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income for the year ended December 31, 2004 and for the six months period ended June 30, 2005 for B&D Food Corp.

      (c)   Not applicable

      (d)   Exhibits

Exhibit Number      Description
--------------      ------------------------------------------------------------

10.1 Share Purchase Agreement by and among B&D Food Corp., BDFC Brasil Alimentos Ltda. and the stockholders of BDFC Brasil Alimentos Ltda (incorporated by reference to the exhibit to the Form 8-K filed on July 11, 2005).

10.2 Lease Termination Agreement by and among F.H.S. Eastco Do Brasil LTDA., F.H.S. Holding B.V., Jacques Ollech and Comercio E Industrias Brasileiras Coinbra S.A. dated as of March 31, 2005 and related agreements (incorporated by reference to the exhibit to the Form 10-KSB filed on March 31, 2006).

23.1                Consent of Schwartz Levitsky Feldman LLP

                  --------------------------------------------

                          RESTATED FINANCIAL STATEMENTS
                                       AT
                           DECEMBER 31, 2004 AND 2003

                  --------------------------------------------

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)
                                Sao Paulo, Brazil



                                TABLE OF CONTENTS
                                -----------------

Report of Independent Registered Public Accounting Firm........................1

Restated Balance Sheets at December 31, 2004 and 2003..........................2

Restated Statements of Changes in Stockholders' Deficit for the
   Years Ended December 31, 2004 and 2003......................................3

Restated Statements of Operations and Comprehensive Income for the
   Years Ended December 31, 2004 and 2003......................................4

Restated Statements of Cash Flows for the Years Ended
  December 31, 2004 and 2003...................................................5

Notes to the Restated Financial Statements..................................6-17

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Eastco Do Brasil Comercio De Alimentos LTDA
(Formerly FHS Eastco Do Brasil Ltda.)

We have audited the accompanying restated balance sheets of Eastco Do Brasil Comercio De Alimentos LTDA (formerly FHS Eastco Do Brasil Ltda.) as of December 31, 2004 and 2003, and the related restated statements of changes in stockholders' deficit, statements of operations and comprehensive income, and related statements of cash flows for the years then ended (all expressed in United States dollars). These restated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these restated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable, assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the restated financial position of Eastco Do Brasil Comercio De Alimentos LTDA (formerly FHS Eastco Do Brasil Ltda.) as of December 31, 2004 and 2003 and the restated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying restated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note (C) to the restated financial statements, the Company has a substantial working capital deficiency and stockholders' deficit as at December 31, 2004. These conditions raise substantial doubt about its ability to continue as going concern. The restated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The previous report of Independent Registered Public Accounting firm has been withdrawn. The restated consolidated financial statements have been adjusted as discussed in note (A).

Toronto, Ontario, Canada
August 9, 2005, except for note (A), this is as of March 28, 2006

                                                           Chartered Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

RESTATED BALANCE SHEET

                                                                                  (U.S. Dollars)
                                                                                   December 31,
                                                                          ----------------------------
                                                                             2004            2003
------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
     Cash                                                                 $      8,671   $     22,859
     Inventories                                                                10,874          9,959
     Taxes Recoverable                                                         166,706        153,414
     Loan to Affiliated Company                                                 19,850          1,231
------------------------------------------------------------------------------------------------------
         Total Current Assets                                                  206,101        187,463

Other Assets
     Property, Plant and Equipment - Net of Accumulated Depreciation            16,948         25,330
     Property, Plant and Equipment Held for Lease - Net of Accumulated
     Depreciation                                                            1,438,492      1,427,534
------------------------------------------------------------------------------------------------------
         Total Assets                                                     $  1,661,541   $  1,640,327
======================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
     Accounts Payable                                                     $     26,581   $    125,556
     Accrued Expenses                                                          186,837        115,483
     Deferred Income Taxes - Due Within One Year                               724,719        484,410
     Debt Due Within One Year                                                1,055,356      1,045,830
------------------------------------------------------------------------------------------------------
         Total Current Liabilities                                           1,993,493      1,771,279

Other Liabilities
     Deferred Income Taxes - Due After One Year                                709,956        567,393
     Debt - Due After One Year                                                 941,449      1,162,052
------------------------------------------------------------------------------------------------------
     Total Liabilities                                                       3,644,898      3,500,724
------------------------------------------------------------------------------------------------------
Stockholders' Deficit
     Common Stock - No Par Value; 4,242,908 Shares Authorized;
     4,242,908 Issued and Outstanding                                        2,552,000      2,552,000
     Accumulated Deficit                                                    (4,332,072)    (4,375,823)
     Accumulated Other Comprehensive Loss                                     (203,285)       (36,574)
------------------------------------------------------------------------------------------------------
         Total Stockholders' Deficit                                        (1,983,357)    (1,860,397)
------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Deficit                           $ 1,661,541   $  1,640,327
======================================================================================================

                  The accompanying notes are an integral part
                    of these restated financial statements.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

             RESTATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                    (U.S. Dollars)
                                     ---------------------------------------------------------------------------
                                                     Common                          Accumulated
                                                      Stock                             Other          Total
                                        Number      (No Par       Accumulated       Comprehensive  Stockholders'
                                      of Shares      Value)         Deficit         Income (Loss)     Deficit
----------------------------------------------------------------------------------------------------------------
Balance December 31, 2002             $4,242,908    $2,552,000    $(4,357,123)        $147,820      $(1,657,303)
Net Loss                                      --            --        (18,700)              --          (18,700)
Other Comprehensive Loss                      --            --             --         (184,394)        (184,394)
----------------------------------------------------------------------------------------------------------------
Balance December 31, 2003              4,242,908     2,552,000     (4,375,823)         (36,574)      (1,860,397)
Net Income                                                             43,751                            43,751
Other Comprehensive Loss                                                              (166,711)        (166,711)
----------------------------------------------------------------------------------------------------------------
Balance December 31, 2004              4,242,908    $2,552,000    $(4,332,072)       $(203,285)     $(1,983,357)
=================================================================================================================

                  The accompanying notes are an integral part
                    of these restated financial statements.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

            RESTATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

                                                                                            (U.S. Dollars)
                                                                                    ----------------------------
For the Year Ended December 31,                                                          2004           2003
----------------------------------------------------------------------------------------------------------------
Revenue
Rental Income                                                                        $   796,189    $   729,091
Coffee production                                                                         74,332        241,346
---------------------------------------------------------------------------------------------------------------
     Total Revenue                                                                       870,521        970,437

Operating Expenses
General and Administrative                                                                74,515        313,601
Other Professional Services                                                              250,512        273,019
Finance expenses                                                                         357,881        212,772
Depreciation                                                                             113,818        121,520
---------------------------------------------------------------------------------------------------------------
     Total Operating Expenses                                                            796,726        920,912
Other income                                                                               2,809             --
---------------------------------------------------------------------------------------------------------------
Income from Operations Before Income Taxes and Social Contribution                        76,604         49,525
Provision for Income Taxes and Social Contribution                                       (32,853)       (68,225)
---------------------------------------------------------------------------------------------------------------
     Net  Income (Loss)                                                                   43,751        (18,700)

Other Comprehensive Loss, Net of Income Tax
Foreign Currency Translation                                                            (166,711)      (184,394)
---------------------------------------------------------------------------------------------------------------
Comprehensive Loss for the Year                                                      $  (122,960)   $  (203,094)
---------------------------------------------------------------------------------------------------------------

Net Income Per Share - Basic and Diluted                                             $      0.01    $        --
---------------------------------------------------------------------------------------------------------------

Weighted Average Shares Outstanding - Basic and Diluted                                4,242,908      4,242,908
---------------------------------------------------------------------------------------------------------------

                  The accompanying notes are an integral part
                    of these restated financial statements.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

                        RESTATED STATEMENT OF CASH FLOWS

                                                              (U.S. Dollars)
                                                         -----------------------
For the Year Ended December 31,                             2004          2003
--------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net Income (Loss)                                        $  43,751    $ (18,700)

Non-Cash Adjustments
Depreciation                                               113,818      121,520
Deferred Income Taxes                                       84,827       87,469
Gain from Disposition of Property, Plant and Equipment      (2,809)          --
Changes in Operating Assets and Liabilities
Other Receivables                                          (16,852)          --
Inventories                                                     --          964
Taxes Recoverable                                              738       (3,670)
Accounts Payable                                           (23,561)       3,986
Accrued Expenses                                           (21,745)     125,993
Accrued Payroll Taxes                                      175,622      112,253
-------------------------------------------------------------------------------
Net Cash Flows from Operating Activities                   353,789      429,815
-------------------------------------------------------------------------------
Cash Flows from Investing Activities
Acquisition of Equipment                                      (325)          --
Disposal of Equipment                                        8,530           --
-------------------------------------------------------------------------------
Net Cash Flows from Investing Activities                     8,205           --

Cash Flows from Financing Activities
Repayment of Debt                                         (376,819)    (409,482)
Loan To Affiliated Company                                      --       (1,183)
-------------------------------------------------------------------------------
Net Cash Flows used in Financing Activities               (376,819)    (410,665)
Effect of Exchange Rate Changes on Cash                        637        1,299
-------------------------------------------------------------------------------
Net Change in Cash                                         (14,188)      20,449
Cash - Beginning of Year                                    22,859        2,410
-------------------------------------------------------------------------------
Cash - End of Year                                       $   8,671       22,859
===============================================================================

Supplemental Disclosure of Cash Flow Information

Cash Paid During the Year for Taxes                      $  80,519    $  42,814

Cash Paid During the Year for Interest                   $ 170,533    $ 106,266

                  The accompanying notes are an integral part
                    of these restated financial statements.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

NOTES TO RESTATED FINANCIAL STATEMENTS

Note A - Nature of Operations and Change of Corporate Name

General
-------

Eastco Do Brasil Comercio De Alimentos Ltda ("Eastco") was formed in 1995 under the name of FHS Eastco do Brasil Ltda.. Eastco manufactures and purchases coffee grains, toasted and milled coffee, soluble coffee and related products, for sale, import and export.

On November 1, 2000, Eastco filed a Judicial Creditor's Agreement in Civil Court to prevent creditors from taking legal action against Eastco for a two year period. As a result, Eastco ceased operations and is leasing the manufacturing facility and equipment to an unrelated party. Eastco was required to settle all debts according to the Judicial Creditor's Agreement and resume operations by the 2005 year. (See Notes C and Q)

In May 2004, the name of the Company was changed to Eastco do Brasil Comercio de Alimentos Ltda., as registered with the Junta Comercial de Sao Paolo (Commercial Council). Subsequently, on June 28, 2005, the name was changed to BDFC Brasil Alimentos Ltda ("BDFC").

Restatement and comparative figures
-----------------------------------


BDFC's assets acquired were revalued and a revaluation reserve was recorded as permitted under Brazilian accounting rules. However, when the financial statements were converted to US GAAP the amount of the revaluation was not properly adjusted among the respective asset categories which resulted in excess depreciation charges for 2004 and prior years. The financial statements for the year 2004 were restated in order to properly present the reallocation of costs attributable to property, plant and equipment which resulted in reduced depreciation charges for 2004 and prior years. In addition, retroactive restatement of accruals for 2001 and prior years which were not reversed was made.

The effect of these restatements is summarized below:

                                              Restatement of Balance Sheet as of
                                                      December 31, 2004
                                          -------------------------------------------
                                           As Previously
                                             reported      Adjustments    As restated
                                          --------------                  -----------
Property, plant and equipment, net        $    1,248,843   $   189,649    $ 1,438,492

   Other payables and accrued expenses           237,649       (50,812)       186,837

   Accumulated other comprehensive loss          222,861       (19,576)       203,285

   Accumulated deficit                         4,552,957      (220,885)     4,332,072

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)


Note A - Nature of Operations and Change of Corporate Name (Cont.)

                                               Restatement of Balance Sheet as of
                                                     December 31, 2003
                                          -------------------------------------------
                                           As Previously
                                             reported      Adjustments    As restated
                                          --------------                  -----------

Property, plant and equipment, net        $    1,293,752   $   133,782    $ 1,427,534

   Accrued expenses                              162,019       (46,536)       115,483

   Accumulated other comprehensive loss           38,467        (1,893)        36,574

   Accumulated deficit                         4,554,248      (178,425)     4,375,823

                                             Restatement of Statement of Operations
                                              for the year ended December 31, 2004
                                          -------------------------------------------
                                           As Previously
                                             reported      Adjustments    As restated
                                          ---------------                 -----------

   Depreciation                            $      153,469   $   (39,651)   $   113,818

   Other income                                        --         2,809          2,809

   Income before taxes on income                   34,144        42,460         76,604

   Net income                                       1,291        42,460         43,751

                                             Restatement of Statement of Operations
                                              for the year ended December 31, 2003
                                          -------------------------------------------
                                           As Previously
                                             reported      Adjustments    As restated
                                          ---------------                  -----------

   Depreciation                            $      152,766    $   (31,246)   $   121,520

   Income before taxes on income                   18,279         31,246         49,525

   Net loss                                       (49,946)        31,246        (18,700)

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

Note B - Significant Concentrations and Business Risk

BDFC leases its plant and equipment to Comercio e Industrias Brasileiras Coinbra S/A ("Coinbra"). Income from the lease agreement represented approximately 92% of revenues during 2004 and 75% during 2003.

BDFC primarily operates in Brazil, making it susceptible to changes in the economic, political, and social conditions in Brazil. Brazil has experienced political, economic, and social uncertainty in recent years, including an economic crisis characterized by exchange rate instability and Brazilian Real devaluation, increased inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. Under its current leadership, the Brazilian government has been pursuing economic stabilization policies, including the encouragement of foreign trade and investment and an exchange rate policy of free market flotation. Despite the current improvement of Brazilian economic environment, no assurance can be given that the Brazilian government will continue to pursue these policies, that these policies will be successful if pursued or that these policies will not be significantly altered. A decline in the Brazilian economy, political or social problems or a reversal of Brazil's foreign investment policy is likely to have an adverse effect on BDFC's results of operations and financial condition. Additionally, inflation in Brazil may lead to higher wages and salaries for employees and increase the cost of raw materials, which would adversely affect BDFC's profitability.

Risks inherent in foreign operations include nationalization, war, terrorism, and other political risks and risks of increases in foreign taxes or U.S. tax treatment of foreign taxes paid and the imposition of foreign government royalties and fees.

Note C - Going Concern

On November 1, 2000, due to adverse financial conditions, BDFC filed a Judicial Creditor's Agreement called "Concordata Preventiva." This agreement consolidates BDFC's debts and postpones all obligations to suppliers and banks for a period of time. The creditor's agreement under "Concordata Preventiva" provided for payment in two installments, the first installment of 40% to be paid in one year and the remaining 60% to be paid in two years. BDFC made the full payments of $144,000 and $216,000 on October 30, 2001 and November 25, 2002, respectively.

To remedy BDFC's insufficient cash flow, management leased its manufacturing facility and equipment to Coinbra, an unrelated party. Rents received from the lease were used by BDFC to pay its debts. Subsequent to the year-end, Coinbra ended its lease of the building and equipment. BDFC plans to return to operations in the 2005 year. See Note J.

Subsequent to the year end, the Concordata Preventiva was lifted. As a result, BDFC will be able to resume coffee manufacturing.

BDFC has a substantial working capital deficiency and stockholders' deficit at year end. The ability of BDFC to continue as a going concern is dependent on BDFC's ability to obtain additional financing and to resume operations in the foreseeable future. The financial statements do not include any adjustments that might be necessary if BDFC is unable to continue as a going concern.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

Note D - Summary of Significant Accounting Policies

Foreign Currency Translation

The functional currency of BDFC's foreign operations is the Brazilian Real. The financial statements of BDFC have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Stockholders' equity accounts are translated at historical rates. Income statement amounts have been translated using the average exchange rate for the year. Accumulated net translation adjustments have been reported separately in other comprehensive income (loss) in the financial statements. Foreign currency translation adjustments resulted in losses of $166,711 and $184,394 in 2004 and 2003, respectively.

Method of Accounting

BDFC maintains its books and prepares its financial statements on the accrual basis of accounting.

Trade Account Receivable

Trade account receivables are stated net of an allowance for doubtful accounts. BDFC estimates the allowance based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer's ability to pay. It is BDFC's policy to charge off uncollectible accounts receivable when management determines the receivable will not be collected.

Inventories

Inventories consist of packaging materials and are valued at the lower of cost and market on the first-in, first-out basis.

Property, Plant and Equipment Held For Lease

Property, plant and equipment is stated at cost, less accumulated depreciation computed over the straight-line method over the estimated useful lives as follows:

         Building                                               25 Years
         Machinery and Equipment                                10 Years

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged against operations. Gains and losses on dispositions and retirements are included in current operations. Depreciation is computed for financial statement purposes on the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

         Furniture and Fixtures                                 10 Years

         Vehicles                                               5 Years

         Building                                               25 Years

         Computer Equipment                                     10 Years

Impairment of Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," BDFC tests long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment charges were recorded in 2004 and 2003.

Revenue Recognition

Revenue from property, plant and equipment held for lease are recognized in accordance with the terms of the lease agreement. Revenue from coffee and coffee products are recognized upon delivery of goods and transfer of title to the customers.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

Income Tax and Social Contribution on Profit

BDFC accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in the income tax rates upon enactment.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

Income tax and social contribution on profit are calculated in accordance with the tax law currently in effect. The accrual for income tax is calculated at the rate of 15% plus 10% additional on taxable income in excess of $79,531. Social contribution on profit is calculated at the rate of 9%.

Financial Instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments, "requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. BDFC's financial instruments consist of cash, long-term debt, and accounts payable. Unless otherwise noted, it is management's opinion that BDFC is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

Earnings (Loss) Per Common Share

Basic and diluted loss per common share is computed in accordance with SFAS No. 128, "Earnings per Share," by dividing net income (loss) by the weighted average number of common shares outstanding for each period. Diluted earnings per common share is calculated by adjusting the weighted average shares outstanding assuming conversion of all potentially dilutive stock options, warrants, and convertible securities.

Accounting Pronouncements

In November 2002, the Emerging Issues Task Force reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Issue 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of Issue 00-21 applied to revenue arrangements entered into in periods beginning after June 15, 2003. The adoption of Issue 00-21 did not have a material effect on BDFC's financial position or results of operations.

On January 17, 2003, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. FIN 46 changes certain consolidation requirements by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements apply to entities created before February 1, 2003, and no later than the beginning of the first fiscal year or interim period beginning after December 15, 2003, as amended by FASB Staff Position Financial Interpretation 46-R. BDFC does not expect the adoption of this standard to have a material impact on its financial condition or results of operations.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement clarifies the accounting guidance on derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The standard is effective for contracts entered into or modified after June 30, 2003. The adoption of this standard has not had a material impact on BDFC's financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within the scope of SFAS No. 150 as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard has not had a material impact on BDFC's financial condition or results of operations.

In December 2003, the FASB issued No. 132 (Revised), "Employers' Disclosures about Pensions and Other Postretirement Benefits " - an amendment of FASB Statements No. 87, 88, and l06. This statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans. SFAS No. 132 (Revised) will retain and revise the disclosure requirements contained in the original SFAS No.
132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. SFAS No. 132 (Revised) generally is effective for fiscal years ending after December 15, 2003. BDFC does not believe that the adoption of SFAS No. 132 (Revised) will have a material impact, if any, on its results of operations or financial position.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43." This statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. BDFC does not believe that the adoption of SFAS No. 151 will have a material impact, if any, on its results of operations or financial position as it does not have inventory.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time Sharing Transaction - an amendment of FASB Statements No. 66 and 67," which references the financial accounting and reporting guidance for real estate time-sharing transactions in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. BDFC does not believe that the adoption of SFAS No. 152 will have material impact, if any, on its results of operations or financial position.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

In December 2004, the FASB issued SFAS No., 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29," effective for nonmonetary asset exchanges occurring in the fiscal year beginning January 1, 2006. This statement requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. BDFC does not believe that the adoption of SFAS No. 153 will have a material impact, if any, on its results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (Revised), "Share-based Payment." This statement requires employers to expense costs related to share-based payment transactions with employees. With limited exceptions, SFAS No. 123 (Revised) requires that the fair value of share-based payments to employees be expensed over the period service is received. SFAS No. 123 (Revised) becomes mandatory effective on July 1, 2005. BDFC does not believe that the adoption of SFAS 123 (Revised) will have an impact on its results of operations or financial position.

In March 2005, the FASB issued Financial Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 is effective no later than the end of the fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted but is not required. BDFC does not believe that the adoption of FIN 47 will have a material impact, if any, on its results of operations or financial position.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement requires retrospective application to prior period's financial statements of changes in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. BDFC does not believe that the adoption of SFAS No. 154 will have an impact, in any, on its results of operations or financial position.

Note E - Trade Accounts Receivable from Customers

BDFC has outstanding $2,709,000 in receivables from its customers from 1999 and 2000. Negotiations with customers resulted in 50% discounts granted on the accounts receivable.

Although management continues its collection efforts and ultimately expects to achieve some success, BDFC decided to write-off all accounts receivable balances in 2001. Any of these balances collected after 2001 will be recorded as income when the cash is received. BDFC has been able to collect $74,332 in 2004 and $241,346 in 2003 from its customers, all of which has been recorded as income.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

Note F - Inventories

As a result of changes in BDFC's market for certain products, carrying amounts for inventories have been reduced by approximately $76,000 due to quantities in excess of current requirements. Management believes that this reduces inventory to its lower of cost and market, and no additional loss will be incurred upon disposition of the excess quantities. While it is at least reasonably possible that the estimate will change materially in the near term, no estimate can be made of the range of additional loss that is at least reasonably possible.

Note G - Taxes Recoverable

Taxes recoverable consisted of the following:

December 31,                                           2004           2003
-----------------------------------------------------------------------------
Sales and Service Tax Recoverable                 $    158,786   $    145,445
Withholding Tax on Financial Investments                 7,024          5,977
Others                                                     896          1,992
-----------------------------------------------------------------------------
     Total                                        $    166,706   $    153.414
=============================================================================

BDFC has the option to sell the sales and service tax recoverable at a discount to third parties or use it to reduce taxable income in the future when operations resume. BDFC has made overpayments of $7,770 that will expire in December 2005 if not applied. The remainder of the taxes recoverable will not expire.

Note H - Property, Plant and Equipment

Property, plant and equipment consisted of the following:

December 31,                                            2004           2003
-----------------------------------------------------------------------------
Furniture and Fixtures                            $     34,692   $     31,771
Vehicles                                                 7,289          6,676
Computer Equipment                                      35,720         32,385
-----------------------------------------------------------------------------
                                                  $     77,701   $     70,832
Less:  Accumulated Depreciation                         60,753         45,502
-----------------------------------------------------------------------------
Net Property, Plant and Equipment                 $     16,948   $     25,330
=============================================================================

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

Note I - Property, Plant and Equipment Held for Lease

BDFC owns a manufacturing facility and equipment which is held for rental purposes.

Property, Plant and Equipment held for lease consisted of the following:

December 31,                                           2004          2003
----------------------------------------------------------------------------
Building                                         $  1,114,393   $  1,020,569
Machinery and Equipment                               813,214        758,824
----------------------------------------------------------------------------
                                                    1,927,607      1,779,393
Less:  Accumulated Depreciation                       940,795        765,511
----------------------------------------------------------------------------
                                                      986,812      1,013,882
Add: Land                                             451,680        413,652
----------------------------------------------------------------------------
Net Property, Plant and Equipment                $  1,438,492   $  1,427,534
============================================================================

Note J - Leasing Agreement

On December 21, 2002 BDFC signed a lease agreement with Coinbra according to which BDFC agreed to lease to Coinbra the factory, facilities and manufacturing area BDFC owned until January 20, 2004 for a monthly payment of $92,000. The closing date of the said agreement was January 21, 2003 and since that date until the termination thereof, BDFC's manufacturing facilities were leased to Coinbra.

Pursuant to Coinbra's parent company's decision to exit manufacturing operations, on March 31, 2005 the parties agreed to terminate the lease agreement. According to the terms of the termination agreement, although Coinbra terminated the lease and vacate the factory, it will pay the full rents due under the lease through the end of the year 2005 in the amount of $940,000. No other penalties will be charged to Coinbra in the future and BDFC does not have any future obligation to Coinbra. The said amount was paid in full to BDFC during April 2005.

In conjunction with the lease termination, BDFC agreed to purchase from Coinbra all the coffee stock and certain equipment that was left in the factory for an aggregate amount of $313,779. Subsequently, BDFC resumed coffee manufacturing operations.

Note K - Accounts Payable and Other Accrued Expenses

Trade accounts payable to suppliers consisted of the following:

December 31,                                            2004         2003
---------------------------------------------------------------------------
Trade Accounts Payable to Suppliers                  $ 419,674    $ 485,554
Less:  Judicial Deposits                              (393,093)    (359,998)
---------------------------------------------------------------------------
Accounts Payable                                     $  26,581    $ 125,556
===========================================================================

The Judicial Deposits represent payments made in 2001 and 2002 under the Judicial Creditors Agreement. (See Note C).

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

Note L - Demand Loans and Long-Term Debt

The demand loans consisted of the following:

December 31,                                                                        2004             2003
-------------------------------------------------------------------------------------------------------------
Unsecured Demand Loan due December 2008, payable in monthly installments of      $ 146,969          $ 165,439
$2,502 including interest at the monthly bank rate plus .5% per month
Unsecured Demand Loan due December 2008, payable in monthly installments of
$7,110 including interest at the monthly bank rate plus .5% per month              454,463            470,064
Unsecured Interest free Demand Loans Due  to Company Officer                        47,350             45,783
------------------------------------------------------------------------------------------------------------
Total Demand Loans                                                               $ 648,782          $ 681,286
============================================================================================================

In the event of a breach of loan covenants, BDFC will be required to pay the balances on demand plus 1% delinquent interest per month plus any procedural costs, legal fees, and fines stipulated by law. BDFC has the means and the willingness to refinance the debt should demand for payment be made.

Long-Term Debt

Long-term debt consisted of the following:

December 31,                                                                             2004        2003
------------------------------------------------------------------------------------------------------------
Mortgage due March 2008, payable in monthly installments of $20,649 including        $1,084,163   $1,238,445
interest at the monthly bank rate plus 2% on the monthly average daily balance
Secured by property in Cruzioro, Sao Paulo
Unsecured loan, due in July 2007, payable in monthly installments of $2,468
including interest at the monthly bank rate plus 6% per month                           102,757       96,803
Unsecured loan due October 2005, payable in monthly installments of $2,879
including interest at the monthly bank rate plus .95% per month                         161,103      191,348
------------------------------------------------------------------------------------------------------------
Total Debt                                                                           $1,348,023   $1,526,596
Less:  Amount Due Within One Year                                                       406,574      364,544
------------------------------------------------------------------------------------------------------------
Amount Due After One Year                                                            $  941,449   $1,162,052
============================================================================================================

The bank rate is a monthly index rate determined by the respective banks.

Annual maturities of the demand loans and long-term debt for the four years succeeding December 31, 2004 are as follows:

        2005                   2006                 2007                2008
      --------               --------             --------           ---------
      $545,780               $545,780             $550,216           $ 355,028


Interest expense on demand loans and long-term debt for December 31, 2004 and 2003 amounted to $170,533 and $106,266, respectively.

                   EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA
                      (FORMERLY FHS EASTCO DO BRASIL LTDA)

Note M - Deferred Income Taxes

Deferred Income Taxes consisted of the following:

December 31,                                     2004        2003
---------------------------------------------------------------------
Federal, State, and Municipal Taxes Payable   $1,434,675   $1,051,803
Deferred Income Taxes - Due Within One Year      724,719      484,410
                                              ----------   ----------
Deferred Income Taxes - Due After One Year    $  709,956   $  567,393
=====================================================================

On December 31, 2003, BDFC became ten years past due in payment of federal income taxes. On July 15, 2003, BDFC entered in Refis II program (PAES), which is a federal program that provides for payment of overdue federal taxes in installments. BDFC was granted approval for payment in monthly installments for all its overdue and outstanding taxes and contributions. The total repayment period is 15 years and the monthly installments are updated for the long-term financing interest rate.

Note N - Provision for Income Taxes and Social Contribution

The provision for taxes has been determined based on the prevailing tax laws in Brazil. Income tax is calculated based on 15% of taxable income and an additional 10% when applicable. Social contribution is based on 9% of taxable income.

Note O - Commitment and Contingencies

BDFC is committed to pay its lawyers $24,261 for future services associated with the "Concordata Preventiva."

BDFC is liable for various claims under Brazilian laws by former employees for unpaid salaries and benefits. A provision of $153,015 as of December 31, 2004 and $163,013 as of December 31, 2003 for these claims was included in accrued expenses. As the lawsuits are settled, BDFC will record the appropriate adjustments to this provision in the year of settlement.

Note P - Loan to Affiliated Company

BDFC has provided funds to an affiliated company, which is due on demand and bears interest at a rate of 5%.

Note Q - Subsequent Events

On July 8, 2005, BDFC entered into a Share Purchase Agreement with B&D Food Corp. (the "Company") (formerly known as REII Inc.), a Delaware corporation. Pursuant to the Agreement, the Company acquired 99.85% of the outstanding equity stock of BDFC from BDFC's stockholders. As consideration for the acquisition, the Company agreed to issue 95,344,688 shares of the Company common stock to BDFC's stockholders. As additional consideration, the Company issued an 8% Convertible Promissory Note in the amount of $10,000,000 to one of BDFC's stockholders. The Company is a reporting company whose common stock is quoted on the Over-the-Counter Bulletin Board.

                  --------------------------------------------

                 RESTATED INTERIM FINANCIAL REPORTS (UNAUDITED)
                                       AT
                                  JUNE 30, 2005

                  --------------------------------------------

                           BDFC BRASIL ALIMENTOS LTDA
             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)


                                TABLE OF CONTENTS
                                -----------------

Restated Interim Balance Sheets at June 30, 2005 (Unaudited)
     and December 31, 2004.....................................................1

Restated Interim Statements of Changes in Stockholders' Deficit
   for the Six Months Ended June 30, 2005 (Unaudited) and
   for the Year Ended December 31, 2004........................................2

Restated Interim Statements of Operations and Comprehensive
   Income for the Six Months Ended June 30, 2005 and 2004
   (Unaudited).................................................................3

Restated Interim Statements of Cash Flows for the Six Months Ended
     June 30, 2005 and 2004 (Unaudited)........................................4

Notes to the Restated Interim Financial Statements..........................5-14

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

                         RESTATED INTERIM BALANCE SHEET

                                                                              (U.S. Dollars)
                                                                     -----------------------------
                                                                       (Unaudited)
                                                                          June 30,     December 31,
                                                                            2005          2004
--------------------------------------------------------------------------------------------------
ASSETS
Current Assets
     Cash                                                               $   148,027    $     8,671
     Inventories                                                            138,557         10,874
     Taxes Recoverable                                                      214,557        166,706
     Prepaid Expense                                                          5,253             --
     Loan to Affiliated Company                                              83,208         19,850
--------------------------------------------------------------------------------------------------
     Total Current Assets                                                   589,602        206,101

Other Assets
     Property, Plant and Equipment                                           14,862         16,948
     Property, Plant and Equipment held for lease                         1,721,445      1,438,492
--------------------------------------------------------------------------------------------------
     Total Assets                                                       $ 2,325,909    $ 1,661,541
==================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
     Accounts Payable                                                   $   133,848    $    26,581
     Accrued Expense                                                        157,855        186,837
     Deferred Income Taxes - Due Within One Year                            897,741        724,719
     Debt - Due Within One Year                                           1,288,913      1,055,356
--------------------------------------------------------------------------------------------------
     Total Current Liabilities                                            2,478,357      1,993,493

Other Liabilities
     Deferred Income Taxes - Due After One Year                             961,758        709,956
     Debt - Due After One Year                                              749,207        941,449
--------------------------------------------------------------------------------------------------
     Total Liabilities                                                    4,189,322      3,644,898
--------------------------------------------------------------------------------------------------
Stockholders' Deficit
Common Stock - No Par Value; 4,242,908 Shares Authorized; 4,242,908
Issued and Outstanding                                                    2,552,000      2,552,000
Accumulated Deficit                                                      (3,982,540)    (4,332,072)
Accumulated Other Comprehensive Loss                                       (432,873)      (203,285)
--------------------------------------------------------------------------------------------------
     Total Stockholders' Deficit                                         (1,863,413)    (1,983,357)
--------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit                             $ 2,325,909    $ 1,661,541
==================================================================================================

                  The accompanying notes are an integral part
                of these restated interim financial statements.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

         RESTATED INTERIM STATEMENT OF CHANGE IN STOCKHOLDERS' DEFICIT

                                                                    (U.S. Dollars)
                                       -------------------------------------------------------------------------
                                                       Common                     Accumulated
                                                       Stock                         Other            Total
                                          Number      (No Par     Accumulated    Comprehensive    Stockholders'
                                        of Shares      Value)       Deficit      Income (Loss)       Deficit
---------------------------------------------------------------------------------------------------------------
Balance December 31, 2003               4,242,908   $ 2,552,000   $(4,375,823)   $     (36,574)   $  (1,860,397)
Net Income for the Period                      --            --        43,751               --           43,751
Other Comprehensive Loss for the
Period                                         --            --            --         (166,711)        (166,711)
---------------------------------------------------------------------------------------------------------------
Balance December 31, 2004               4,242,908     2,552,000    (4,332,072)        (203,285)      (1,983,357)
Net Income for the Period
(Unaudited)                                    --            --       349,532                           349,532
Other Comprehensive Loss for the
Period (Unaudited)                             --            --                       (229,588)        (229,588)
---------------------------------------------------------------------------------------------------------------
Balance June 30, 2005 (Unaudited)       4,242,908   $ 2,552,000   $(3,982,540)   $    (432,873)   $  (1,863,413)
===============================================================================================================

                  The accompanying notes are an integral part
                 of these restated interim financial statements.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

        RESTATED INTERIM STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
                                  (Unaudited)

                                                                  (U.S. Dollars)
                                                          --------------------------
Six Months Ended June 30,                                     2005          2004
------------------------------------------------------------------------------------
Revenue
     Coffee production
                                                          $        --    $    74,515
     Rental Income                                          1,115,395        399,672
------------------------------------------------------------------------------------
     Total Revenue                                          1,115,395        474,187
------------------------------------------------------------------------------------
Operating Expenses
     General and Administrative                               155,851         21,594
     Other Professional Services                              260,442        107,339
     Finance expenses                                         283,016         33,239
     Depreciation                                              66,554         55,504
------------------------------------------------------------------------------------
     Total Operating Expenses                                 765,863        217,676
Other Income                                                       --          2,816
------------------------------------------------------------------------------------
Income Before Taxes on Income                                 349,532        259,327
Provision for Income Taxes                                         --        (66,535)
------------------------------------------------------------------------------------
     Net Income                                               349,532        192,792

Other Comprehensive Loss, Net of Income Tax
Foreign Currency Translation                                 (229,588)       120,266
====================================================================================
     Comprehensive Income for the Period                  $   119,944    $   313,058
====================================================================================

Net Income Per Share - Basic and Diluted                  $      0.08    $      0.05
====================================================================================

Weighted Average Shares Outstanding = Basic and Diluted     4,242,908      4,242,908
====================================================================================

                   The accompanying notes are an integral part
                 of these restated interim financial statements.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

                    RESTATED INTERIM STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                              (U.S. Dollars)
                                                         ----------------------
Six Months Ended June 30,                                   2005         2004
-------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net Income                                               $ 349,532    $ 192,792
Non-Cash Adjustments
Depreciation                                                66,554       55,504
Deferred Income Taxes                                      122,616      (73,371)
Provision for contingencies                                     --      (17,741)
Gain from disposition of property, plant and equipment          --       (2,816)
Changes in Operating Assets and Liabilities
Inventories                                               (119,249)          --
Taxes Recoverable                                          (25,314)         740
Accounts Payable                                            (1,826)     (66,807)
Accrued Expenses                                            40,368           --
Accrued Payroll Taxes                                      107,528      114,937
-------------------------------------------------------------------------------
Net Cash Flow from Operating Activities                    540,209      203,238
-------------------------------------------------------------------------------

Cash Flows from Investing Activities
Acquisition of Property, Plant and Equipment              (158,318)        (326)
Proceeds from disposition of property, plant and
   Equipment                                                    --        8,551
-------------------------------------------------------------------------------
Net Cash Flows from (used in) Investing Activities        (158,318)       8,225
-------------------------------------------------------------------------------

Cash Flows from Financing Activities
Repayment of Debt                                         (199,133)    (228,867)
Loan From Affiliated Company                               (62,412)          --
-------------------------------------------------------------------------------
Net Cash Flow used in Financing Activities                (261,545)    (228,867)
-------------------------------------------------------------------------------

Effect of Exchange Rate Changes on Cash                     19,010       (1,291)
-------------------------------------------------------------------------------
Net Change in Cash                                         139,356      (18,695)

Cash - Beginning of Period                                   8,671       22,859
-------------------------------------------------------------------------------
Cash - End of Period                                     $ 148,027    $   4,164
===============================================================================

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Year for Taxes                      $  17,214    $  10,308

Cash Paid During the Year for Interest                   $  49,068    $  48,059

                  The accompanying notes are an integral part
                 of these restated interim financial statements.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

NOTES TO RESTATED INTERIM FINANCIAL STATEMENTS

Note A - Basis of Presentation

The interim unaudited June 30, 2005 restated financial statements of BDFC have been prepared by BDFC, without audit, and reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole. Certain financial information that is not required for interim financial reporting purposes has been omitted.

Restatement and comparative figures

BDFCs assets acquired were revalued and a revaluation reserve was recorded as permitted under Brazilian accounting rules. However, when the financial statements were converted to US GAAP the amount of the revaluation was not properly adjusted among the respective asset categories which resulted in excess depreciation charges. The interim financial statements were restated in order to properly present the reallocation of costs attributable to property, plant and equipment which resulted in reduced depreciation charges. In addition, retroactive restatement of accruals for 2001 and prior years which were not reversed was made.

The effect of these restatements is summarized below:

                                              Restatement of Balance Sheet as of
                                                        June 30, 2005
                                          -------------------------------------------
                                           As Previously
                                             reported      Adjustments    As restated
                                          --------------                  -----------
Property, plant and equipment, net        $    1,477,214   $   244,231    $ 1,721,445

   Other payables and accrued expenses           235,154       (77,299)       157,855

   Accumulated other comprehensive loss          485,632       (52,759)       432,873

   Accumulated deficit                         4,251,311      (268,771)     3,982,540

                                              Restatement of Balance Sheet as of
                                                    December 31, 2004
                                          -------------------------------------------
                                           As Previously
                                             reported      Adjustments    As restated
                                          --------------                  -----------

Property, plant and equipment, net        $    1,248,843   $   189,649    $ 1,438,492

   Accrued expenses                              237,649       (50,812)       186,837

   Accumulated other comprehensive loss          222,861       (19,576)       203,285

   Accumulated deficit                         4,552,957      (220,885)     4,332,072

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

Note A - Basis of Presentation (Cont.)

                                             Restatement of Statement of Operations
                                             for the six months ended June 30, 2005
                                          -------------------------------------------
                                           As Previously
                                             reported      Adjustments    As restated
                                          --------------                  -----------
   Depreciation                           $       95,490   $   (28,936)   $    66,554

   Other operating expenses                      718,259       (18,950)       699,309

   Income before taxes on income                 301,646        47,886        349,532

   Net income                                    301,646        47,886        349,532

                                             Restatement of Statement of Operations
                                             for the six months ended June 30, 2004
                                          -------------------------------------------
                                           As Previously
                                             reported      Adjustments    As restated
                                          --------------                  -----------

   Depreciation                           $       76,735   $   (21,231)   $    55,504

   Other operating expenses                      214,860       (52,688)       162,172

   Other income                                       --         2,816          2,816

   Income before taxes on income                 182,592        76,735        259,327

   Net income                                    116,057        76,735        192,792


Note B - Nature of Operations and Change of Corporate Name

BDFC was formed in 1995 under the name of FHS Eastco Do Brasil LTDA. In May 2004, the name of BDFC was changed to Eastco do Brasil Commercio de Alimentos Ltda., as registered with the Junta Comercial de Sao Paolo (Commercial Council), and on June 28, 2005, the name was changed to BDFC Brasil Alimentos Ltda.

BDFC manufactures and purchases coffee grains, toasted and milled coffee, soluble coffee and related products, for sale, import and export.

On November 1, 2000, BDFC filed a Judicial Creditor's Agreement in Civil Court to prevent creditors from taking legal action against BDFC for a two-year period. As a result, BDFC ceased operations and leased the manufacturing facility and equipment to an unrelated party. BDFC was required to settle all debts according to the Judicial Creditor's Agreement and resume operations by the 2005 year. See Note D.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

Note C - Significant Concentrations and Business Risk

BDFC primarily operates in Brazil, making it susceptible to changes in the economic, political, and social conditions in Brazil. Brazil has experienced political, economic, and social uncertainty in recent years, including an economic crisis characterized by exchange rate instability and Brazilian Real devaluation, increased inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. Under its current leadership, the Brazilian government has been pursuing economic stabilization policies, including the encouragement of foreign trade and investment and an exchange rate policy of free market flotation. Despite the current improvement of Brazilian economic environment, no assurance can be given that the Brazilian government will continue to pursue these policies, that these policies will be successful if pursued or that these policies will not be significantly altered. A decline in the Brazilian economy, political or social problems or a reversal of Brazil's foreign investment policy is likely to have an adverse effect on BDFC's results of operations and financial condition. Additionally, inflation in Brazil may lead to higher wages and salaries for employees and increase the cost of raw materials, which would adversely affect BDFC's profitability.

Risks inherent in foreign operations include nationalization, war, terrorism, and other political risks and risks of increases in foreign taxes or U.S. tax treatment of foreign taxes paid and the imposition of foreign government royalties and fees.

Note D - Going Concern

On November 1, 2000, due to adverse financial conditions, BDFC filed a Judicial Creditor's Agreement called "Concordata Preventiva." This agreement consolidates BDFC's debts and postpones all obligations to suppliers and banks for a period of time. The creditor's agreement under "Concordata Preventiva" provided for payment in two installments, the first installment of 40% to be paid in one year and the remaining 60% to be paid in two years. BDFC made the full payments of $144,000 and $216,000 on October 30, 2001 and November 25, 2002, respectively. On March 8, 2005, BDFC paid an additional $15,562 as required by the courts.

To remedy BDFC's insufficient cash flow, management leased its manufacturing facility and equipment to Coinbra, an unrelated party. Rents received from the lease are used by BDFC to pay its debts. In April 2005, Coinbra ended its lease of the building and equipment. BDFC plans to return to operations in the 2005 year. See Note I.

The cessation of the Concordata Preventiva was approved by the Court on June 7, 2005. As a result, BDFC will be able to resume coffee manufacturing.

BDFC has a substantial working capital deficiency and stockholders' deficit at the end of the period. The ability of BDFC to continue as a going concern is dependent on BDFC's ability to obtain additional financing and to resume operations in the foreseeable future. The financial statements do not include any adjustments that might be necessary if BDFC is unable to continue as a going concern.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

Note E - Summary of Significant Accounting Policies

Foreign Currency Translation

The functional currency of BDFC's foreign operations is the Brazilian Real. The financial statements of BDFC have been translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Stockholders' equity accounts are translated at historical rates. Income statement amounts have been translated using the average exchange rate for the year. Accumulated net translation adjustments have been reported separately in other comprehensive income (loss) in the financial statements. Foreign currency translation adjustments resulted in a gain (loss) of $(229,588) and $120,266 for the six months ended June 30, 2005 and 2004, respectively.

Method of Accounting

BDFC maintains its books and prepares its financial statements on the accrual basis of accounting.

Trade Account Receivable

Trade account receivables are stated net of an allowance for doubtful accounts. BDFC estimates the allowance based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer's ability to pay. It is BDFC's policy to charge off uncollectible accounts receivable when management determines the receivable will not be collected.

Inventories

Inventories consist of packaging materials and are valued at the lower of cost and market on the first-in, first-out basis.

Property, Plant and Equipment Held For Lease

Property, plant and equipment is stated at cost, less accumulated depreciation computed over the straight-line method over the estimated useful lives as follows:

         Building                                               25 Years
         Machinery and Equipment                                10 Years

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged against operations. Gains and losses on dispositions and retirements are included in current operations.

Depreciation is computed for financial statement purposes on the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

         Furniture and Fixtures                                 10 Years

         Vehicles                                               5 Years

         Building                                               25 Years

         Computer Equipment                                     10 Years

Impairment of Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," BDFC tests long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment charges were recorded in 2005 and 2004.

Revenue Recognition

Revenue from property, plant and equipment held for lease are recognized in accordance with the terms of the lease agreement. Revenue from coffee and coffee products is recognized upon delivery of goods and transfer of title to the customers.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

Income Tax and Social Contribution on Profit

BDFC accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in the income tax rates upon enactment.

Income tax and social contribution on profit are calculated in accordance with the tax law currently in effect. The accrual for income tax is calculated at the rate of 15% plus 10% additional on taxable income in excess of $80,890. Social contribution on profit is calculated at the rate of 9%.

Financial Instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments, " requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. BDFC's financial instruments consist of cash, long-term debt, and accounts payable. Unless otherwise noted, it is management's opinion that BDFC is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

Earnings (Loss) Per Common Share

Basic and diluted loss per common share is computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share," by dividing net income (loss) by the weighted average number of common shares outstanding for each period. Diluted earnings per common share is calculated by adjusting the weighted average shares outstanding assuming conversion of all potentially dilutive stock options, warrants, and convertible securities.

Note F - Taxes Recoverable

Taxes recoverable consisted of the following:

                                           (Unaudited)
                                            June 30,       December 31,
                                              2005             2004
------------------------------------------------------------------------
Sales and Service Tax Recoverable          $    205,135    $    158,786
Withholding Tax on Financial Investments          8,414           7,024
Others                                            1,008             896
------------------------------------------------------------------------
     Total                                 $    214,557    $    166,706
========================================================================

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

BDFC has the option to sell the sales and service tax recoverable at a discount to third parties or use it to reduce taxable income in the future when operations resume. BDFC has made overpayments of $7,770 that will expire in December 2005 if not applied. The remainder of the taxes recoverable will not expire.

Note G - Property, Plant and Equipment

Property, plant and equipment consisted of the following:

                                                (Unaudited)
                                                  June 30,       December 31,
                                                    2005            2004
------------------------------------------------------------------------------
Furniture and Fixtures                           $    39,070   $     34,692
Vehicles                                               8,209          7,289
Computer Equipment                                    40,228         35,720
------------------------------------------------------------------------------
                                                      87,507        $77,701
Less:  Accumulated Depreciation                       72,645         60,753
------------------------------------------------------------------------------
Net Property, Plant and Equipment                $    14,862   $     16,948
==============================================================================

Note H - Property, Plant and Equipment Held for Lease

BDFC  owns a  manufacturing  facility  and  equipment  which is held for  rental purposes.  Property,  Plant  and  Equipment  held  for  lease  consisted  of the following:
                                                   (Unaudited)
                                                    June 30,       December 31,
                                                      2005            2004
-------------------------------------------------------------------------------
Building                                         $   1,261,171  $    1,114,393
Machinery and Equipment                              1,078,035         813,214
-------------------------------------------------------------------------------
                                                     2,339,206       1,927,607
Less:  Accumulated Depreciation                      1,126,921         940,795
-------------------------------------------------------------------------------
                                                     1,212,285         986,812
Add: Land                                              509,160         451,680
-------------------------------------------------------------------------------
Net Property, Plant and Equipment                $   1,721,445   $   1,438,492
===============================================================================

Note I - Leasing Agreement

On December 21, 2002 BDFC signed a lease agreement with Coinbra according to which BDFC agreed to lease to Coinbra the factory, facilities and manufacturing area BDFC owned until January 20, 2004 for a monthly payment of $92,000. The closing date of the said agreement was January 21, 2003 and since that date until the termination thereof, BDFC's manufacturing facilities were leased to Coinbra.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

Pursuant to Coinbra's parent company's decision to exit manufacturing operations, on March 31, 2005 the parties agreed to terminate the lease agreement. According to the terms of the termination agreement, although Coinbra terminated the lease and vacate the factory, it will pay the full rents due under the lease through the end of the year 2005 in the amount of $940,000. No other penalties will be charged to Coinbra in the future and BDFC does not have any future obligation to Coinbra. The said amount was paid in full to BDFC during April 2005.

In conjunction with the lease termination, BDFC agreed to purchase from Coinbra all the coffee stock and certain equipment that was left in the factory for an aggregate amount of $313,779. Subsequently, BDFC resumed coffee manufacturing operations.

Note J - Accounts Payable

Trade accounts payable to suppliers consisted of the following:

                                                (Unaudited)
                                                 June 30,        December 31,
                                                   2005              2004
------------------------------------------------------------------------------
Trade Accounts Payable to Suppliers          $     592,330    $      419,674
Less:  Judicial Deposits                          (458,482)        (393,093)
------------------------------------------------------------------------------
Accounts Payable                             $     133,848    $       26,581
==============================================================================

The Judicial Deposits represent payments made in 2001 and 2002 under the Judicial Creditors Agreement. On March 8, 2005,
BDFC paid an additional $15,562 as required by the courts. (Note D).

Note K - Demand Loans and Long-Term Debt

The demand loans consisted of the following:

                                                                        (Unaudited)
                                                                          June 30,      December 31,
                                                                            2005           2004
---------------------------------------------------------------------------------------------------
Unsecured Demand Loan due December 2008, payable in monthly           $    165,659   $      146,969
installments of $2,502 including interest at the monthly bank rate plus .5% per month
Unsecured Demand Loan due December 2008, payable in monthly
installments of $7,110 including interest at the monthly bank rate
plus .5% per month                                                         470,688        454,463
Unsecured Interest free Demand Loans Due  to Company Officer                49,472         47,350
---------------------------------------------------------------------------------------------------
Total Demand Loans                                                    $    685,819   $      648,782
===================================================================================================

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

In the event of a breach of loan covenants, BDFC will be required to pay the balances on demand plus 1% delinquent interest per month plus any procedural costs, legal fees, and fines stipulated by law. Accordingly, the entire amount of the borrowings has been included in current liabilities. BDFC has the means and the willingness to refinance the debt should demand for payment be made.

Long-Term Debt

Long-term debt consisted of the following:

                                                                         (Unaudited)
                                                                           June 30,        December 31,
                                                                             2005             2004
-------------------------------------------------------------------------------------------------------
Mortgage due March 2008, payable in monthly installments of $20,649     $  1,069,018     $   1,084,163
including interest at the monthly bank rate plus 2% on the monthly average daily balance.  Secured by property in Cruzioro, Sao Paulo
Unsecured loan, due in July 2007, payable in monthly installments of
$2,468 including interest at the monthly bank rate plus 6% per month          89,827           102,757
Unsecured loan due October 2005, payable in monthly installments of
$2,879 including interest at the monthly bank rate plus .95% per
month                                                                        193,457           161,103
-------------------------------------------------------------------------------------------------------
Total Debt                                                                 1,352,302         1,348,023
Less:  Amount Due Within One Year                                            603,094           406,574
-------------------------------------------------------------------------------------------------------
Amount Due After One Year                                               $    749,208    $      941,449
=======================================================================================================

The bank rate is a monthly index rate determined by the respective banks.

Annual maturities of the demand loans and long-term debt for the four years succeeding June 30, 2005 are as follows:


   2005             2006                 2007              2008
 --------         --------             --------          --------
 $614,655         $614,655             $408,979          $399,831

Interest expense on demand loans and long-term debt for the six months ended June 30, 2005 and 2004 was $49,068 and $48,059, respectively.

                           BDFC BRASIL ALIMENTOS LTDA

             (FORMERLY EASTCO DO BRASIL COMERCIO DE ALIMENTOS LTDA)

Note L - Deferred Income Taxes

Deferred Income Taxes consisted of the following:

                                                    (Unaudited)
                                                      June 30,     December 31,
                                                      2005           2004
-------------------------------------------------------------------------------
Federal, State, and Municipal Taxes Payable        $  1,859,499   $   1,434,675
Deferred Income Taxes - Due Within One Year             897,741         724,719
-------------------------------------------------------------------------------
Deferred Income Taxes - Due After One Year         $    961,758   $     709,956
===============================================================================

On December 31, 2003, BDFC became ten years past due in payment of federal income taxes. On July 15, 2003, BDFC entered in Refis II program (PAES), which is a federal program that provides for payment of overdue federal taxes in installments. BDFC was granted approval for payment in monthly installments for all its overdue and outstanding taxes and contributions. The total repayment period is 15 years and the monthly installments are updated for the long-term financing interest rate.

Note M - Commitment and Contingencies

BDFC is liable for various claims under Brazilian laws by former employees for unpaid salaries and benefits. A provision of $163,000 as of June 30, 2005 and $153,015 as of December 31, 2004 for these claims was included in accrued expenses. As the lawsuits are settled, BDFC will record the appropriate adjustments to this provision in the year of settlement.

Note N - Provision for Income Taxes and Social Contribution

The provision for taxes has been determined based on the prevailing tax laws in Brazil. Income tax is calculated based on 15% of taxable income and an additional 10% when applicable. Social contribution is based on 9% of taxable income.

Note O - Loan to Affiliated Company

BDFC has provided funds to an affiliated company, which is due on demand and bears interest at 5%.

Note P - Subsequent Event

On July 8, 2005, BDFC entered into a Share Purchase Agreement with BDFC. Pursuant to the Agreement, the Company acquired 99.85% of the outstanding equity stock of BDFC from BDFC's stockholders. As consideration for the acquisition, the Company agreed to issue 95,344,688 shares of the Company's common stock to BDFC's stockholders. As a result of the Share Purchase Agreement, BDFC's former stockholders hold 95.34% of the 100,000,000 shares of Common Stock of the Company. As additional consideration, the Company issued an 8% Convertible Promissory Note, in the amount of $10,000,000 to one of BDFC's stockholders. The Company is a reporting company whose common stock is quoted on the Over-theCounter Bulletin Board.

                 RESTATED UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                                B & D FOOD CORP.

On July 8, 2005, the Company and BDFC entered into a Share Purchase Agreement. Pursuant to the Agreement, the Company acquired 99.85% of the outstanding common stock of BDFC from the BDFC stockholders, and as a result, BDFC became a subsidiary of the Company (the "Transaction"). As consideration for the Transaction, the Company issued 95,344,688 shares of the Company's common stock to the former stockholders of BDFC. As additional consideration, the Company issued an 8% Convertible Promissory Note, in the amount of $10,000,000, to one of BDFC's stockholders.

Restated unaudited Pro Forma Condensed Combined Statements of Operations of BDFC for the year ended December 31, 2004 and for the six months ended June 30, 2005 (the "Pro Forma Condensed Combined Statements of Operations"), and the restated Unaudited Pro Forma Condensed Combined Balance Sheet of BDFC as of June 30, 2005 (the "Pro Forma Condensed Combined Balance Sheet" and, together with the Pro Forma Condensed Combined Statements of Operations, the "restated Pro Forma Condensed Combined Financial Statements"), have been prepared to illustrate the estimated effect of the Transaction. The Restated Pro Forma Condensed Combined Financial Statements do not reflect any anticipated cost savings from the Transaction, or any synergies that are anticipated to result from the
Transaction, and there can be no assurance that any such cost savings or synergies will occur.

Since the transaction was between entities under common control, there was no step-up in basis or any adjustment to fair value. As the controlling stockholders of BDFC gained control of the Company in April 29, 2005, the Restated Pro Forma Condensed Combined Financial Statements include the results of operations of BDFC until that date on a stand alone basis and the combined results of the Company with BDFC as from that date. The recapitalization of the Company was recorded as an adjustment in the Statement of Stockholders' Deficiency pursuant to a business combination of entities under common control.

The Restated Pro Forma Condensed Combined Financial Statements do not purport to be indicative of the results of operations or financial position of BDFC that would have actually been obtained had such transaction been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The restated pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The restated Pro Forma condensed combined Financial Statements should be read in conjunction with the historical restated financial statements of BDFC and the notes thereto as reported in the annual Form 10-KSB and the quarterly Form 10-QSB's and the audited and interim reviewed restated financial reports included herein.

                                B & D FOOD CORP.


               RESTATED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               AS OF JUNE 30, 2005
                                   (Unaudited)

                                                                                  BDFC Acquisition
                                                                   -------------------------------------------
                                                     Historical    Restated Historical        Restated
                                                      B&D Food         BFDC Brasil            Pro Forma           Restated
                                                        Corp         Alimentos Ltda       Adjustements (Note 1)  Pro Forma
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
Cash                                           $        2,139        $      148,027      $             --        $    150,166
Inventories                                                                 138,557                                   138,557
Taxes Recoverable                                                           214,557                    --             214,557
Prepaid Expense                                                               5,253                                     5,253
Loan to Affiliated Company                                                   83,208                                    83,208
-----------------------------------------------------------------------------------------------------------------------------
     Total Current Assets                               2,139               589,602                    --             591,741

Other Assets
Property, Plant and Equipment                                             1,736,307                                 1,736,307
------------------------------------------------------------------------------------------------------------------------------
     Total Assets                              $        2,139        $    2,325,909      $             --        $  2,328,048
=============================================================================================================================

                                 B&D FOOD CORP.

                                                                                  BDFC Acquisition
                                                                   -------------------------------------------
                                                     Historical    Restated Historical        Restated
                                                      B&D Food         BFDC Brasil            Pro Forma           Restated
                                                        Corp         Alimentos Ltda       Adjustements (Note 1)  Pro Forma
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts Payable                                  $        7,263    $       133,848 $                  --       $     141,111
Accrued Expense                                                             157,855                                   157,855
Deferred Income Taxes - Due Within One Year                                 897,741                                   897,741
Debt Due Within One Year                                                  1,288,913                                 1,288,913
----------------------------------------------------------------------------------------------------------------------------
     Total Current Liabilities                             7,263          2,478,357                    --           2,485,620

Other Liabilities
Deferred Income Taxes - Due After One Year                                  961,758                                   961,758
Debt - Due After One Year                                                   749,207                                   749,207
Convertible Note Payable Due After One Year                                                    10,000,000(b)       10,000,000
----------------------------------------------------------------------------------------------------------------------------
     Total Liabilities                                     7,263          4,189,322            10,000,000          14,196,585
----------------------------------------------------------------------------------------------------------------------------

Stockholders' Deficit
Authorized Common Stock - $.001 par value:
  400,000,000 Shares
  Authorized Preferred Stock - $.001 par value:
  10,000,000 shares
Issued and Outstanding;
  100,000,000 Common Stock                                 4,655          2,552,000            (2,456,655)(a)         100,000
Additional Paid-In Capital                               336,381                 --                                   336,381
Retained Earnings (Accumulated Deficit)                 (346,160)        (3,982,540)           (7,812,768)        (12,141,468)
Accumulated Other Comprehensive Loss                                       (432,873)              269,423            (163,450)
------------------------------------------------------------------------------------------------------------------------------
     Total Stockholders' Deficit                          (5,124)        (1,863,413)          (10,000,000)        (11,868,537)
------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Deficit  $        2,139    $     2,325,909     $              --       $   2,328,048
==============================================================================================================================

The accompanying note is an integral part of these restated pro forma condensed combined financial statements.

                                 B&D FOOD CORP.

             RESTATED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

                     For the Six Months Ended June 30, 2005
                                   (Unaudited)

                                                                               BDFC Acquisition
                                                                  ----------------------------------------
                                                     Historical   Restated Historical     Restated
                                                      B&D Food        BFDC Brasil         Pro Forma           Restated
                                                        Corp        Alimentos Ltda    Adjustements (Note 1)  Pro Forma
-------------------------------------------------------------------------------------------------------------------------
Revenues
Rental Income                                        $         --    $  1,115,395   $                  --    $  1,115,395
Income From Operations
-------------------------------------------------------------------------------------------------------------------------
Total Revenues                                                 --       1,115,395                      --       1,115,395
Operating Expenses
Bad Debts                                                      --              --                                      --
Management Services Expense                                 8,000              --                                   8,000
General and Administrative                                 44,903         155,852                 (38,930)        161,825
Other Professional Services                                    --         260,442                                 260,442
Finance expenses                                               --         283,016                                 283,016
Real Estate Taxes and Insurance                                --              --                                      --
Repairs and Maintenance                                        --              --                                      --
Other Direct Expenses                                          --              --                                      --
Depreciation                                                   --          66,554                                  66,554
-------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                   52,903         765,864                 (38,930)        779,837
-------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                         (52,903)        349,531                  38,930         335,558
Provision for Income Taxes                                   (837)             --                                    (837)
-------------------------------------------------------------------------------------------------------------------------
Net Income                                                (53,740)        349,531                  38,930         334,721

Other Comprehensive Loss,
Net of Income Tax
Foreign Currency Translation                                   --        (229,588)                 66,137        (163,451)
-------------------------------------------------------------------------------------------------------------------------
Comprehensive Income (Loss) for Period               $    (53,740)   $    119,943   $             105,067    $    171,270
=========================================================================================================================

Weighted Average Shares Outstanding                     4,655,312       4,242,908              25,849,415      34,747,635
=========================================================================================================================

Basic and Diluted (Loss) Per Share                   $      (0.01)   $       0.08                            $       0.01
=========================================================================================================================

               The accompanying note is an integral part of these restated pro forma condensed combined financial statements.

                                 B&D FOOD CORP.

             RESTATED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

                      For the Year Ended December 31, 2004
                                  (Unaudited)

                                                                              BDFC Acquisition
                                                                  ---------------------------------------
                                                      Historical  Restated Historical    Restated
                                                       B&D Food       BFDC Brasil        Pro Forma              Restated
                                                        Corp       Alimentos Ltda   Adjustements (Note 1)       Pro Forma
--------------------------------------------------------------------------------------------------------------------------
Revenues
Rental Income                                        $    48,560    $   796,189     $            (48,560)      $   796,189
Income From Operations                                        --         74,332                                     74,332
--------------------------------------------------------------------------------------------------------------------------
Total Revenues                                            48,560        870,521                  (48,560)          870,521

Operating Expenses
Bad Debts                                                  4,849             --                   (4,849)               --
Management Services Expense                              180,000             --                 (180,000)               --
General and Administrative                                49,638         74,515                  (49,638)           74,515
Other Professional Services                                   --        250,512                                    250,512
Finance expenses                                           6,615        357,881                   (6,615)          357,881
Real Estate Taxes and Insurance                           23,743             --                  (23,743)               --
Repairs and Maintenance                                   19,141             --                  (19,141)               --
Other Direct Expenses                                      6,386             --                   (6,386)               --
Depreciation                                              11,848        113,818                  (11,848)          113,818
--------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                 302,220        796,726                 (302,220)          796,726
--------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Other Income (Expense)             (253,660)        73,795                  253,660            73,795

Other Income (Expense)
Interest and Other Income                                     18                                     (18)               --
Gain on Sale of Assets                                   503,304                                (503,304)               --
Gain (Loss) on Disposal of Office
     Property and Equipment                               (1,474)         2,809                    1,474             2,809
--------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes
   and Social Contribution                               248,188         76,604                 (248,188)           76,604
Provision for Income Taxes and Social
   Contribution                                          (80,759)       (32,853)                  80,759           (32,853)
--------------------------------------------------------------------------------------------------------------------------
Net Income                                               167,429         43,751                 (167,429)           43,751

Other Comprehensive Loss, Net of Income Tax
Foreign Currency Translation                                  --       (166,711)                                  (166,711)
--------------------------------------------------------------------------------------------------------------------------
Comprehensive Income
     (Loss) for Period                               $   167,429    $  (122,960)    $            (167,429)      $  (122,960)
==========================================================================================================================

Weighted Average Shares Outstanding                    4,655,312      4,242,908               (4,655,312)(a)     4,242,908
==========================================================================================================================

Basic and Diluted Income Per Share                   $      0.04    $      0.01                                $      0.01
==========================================================================================================================

               The accompanying note is an integral part of these restated pro forma condensed combined financial statements.

                                 B&D FOOD CORP.

NOTES TO RESTATED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 - Pro Forma Adjustments

The unaudited restated financial statements include the following adjustments:

(a) Adjustment to reflect the issue of 95,344,688 shares of BDFC's common shares in exchange for 4,242,908 shares of
         BDFC.

(b) Adjustment to reflect the issuance of a Convertible Note Payable from B&D in exchange for 99.85% of the outstanding equity stock of BDFC from BDFC's stockholders.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     B&D FOOD, CORP.


Date:  May 1, 2006                   By:   /s/ Yaron Arbell
                                          -------------------------------
                                     Name:    Yaron Arbell
                                     Title:   Chief Executive Officer